Exhibit 4(b)
THIRTY-NINTH ASSIGNMENT OF AVAILABILITY AGREEMENT, CONSENT AND AGREEMENT
This Thirty-ninth Assignment of Availability Agreement, Consent and Agreement (hereinafter referred to as this “Assignment”), dated June 15, 2021, is made by and among System Energy Resources, Inc. (the “Company”), Entergy Arkansas, LLC, (“Entergy Arkansas”) (successor in interest to Arkansas Power & Light Company and ArkansasMissouri Power Company), Entergy Louisiana, LLC (“Entergy Louisiana”) (successor in interest to Louisiana Power & Light Company), Entergy Mississippi, LLC (“Entergy Mississippi”) (successor in interest to Mississippi Power & Light Company), and Entergy New Orleans, LLC (“Entergy New Orleans”) (successor in interest to New Orleans Public Service Inc.) (hereinafter Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans are called individually a “System Operating Company” and collectively, the “System Operating Companies”), The Bank of New York Mellon (successor to United States Trust Company of New York), as trustee (the “Mortgage Trustee”), and The Bank of New York Mellon, as Trustee under the Trust Indenture referred to below (the “Trustee”).
WHEREAS:
A. Entergy Corporation (successor to Middle South Utilities, Inc.) (“Entergy”) owns, either directly or indirectly, all of the outstanding common securities of the Company and each of the System Operating Companies, and the Company has a 90% undivided ownership and leasehold interest in Unit No. 1 of the Grand Gulf Steam Electric Generating Station (nuclear) project (the “Project”) (more fully described in the “Restated Mortgage” hereinafter referred to).
B. Prior hereto, (i) the Company, the System Operating Companies and the Mortgage Trustee, as trustee for the holders of $250,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 4.10% Series due 2023 (the “Twenty-second Series Bonds”) issued under a Mortgage and Deed of Trust dated as of June 15, 1977, between the Company and the Trustee, as amended, restated and supplemented by a Twenty-fourth Supplemental Indenture dated as of September 1, 2012 (the “Twenty-fourth Supplemental Indenture”) (said Mortgage and Deed of Trust as so amended, restated and supplemented by the Twenty-fourth Supplemental Indenture, the “Original Restated Mortgage”), entered into a Thirty-seventh Assignment of Availability Agreement, Consent and Agreement dated as of September 1, 2012, which was subsequently amended by the Amendment to the Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015 (as so amended, “Thirty-seventh Assignment of Availability Agreement) (substantially in the form of this Agreement), to secure the Twenty-second Series Bonds; and (ii) the Company, the System Operating Companies and the Mortgage Trustee, as trustee for the holders of $200,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 2.14% Series due December 9, 2025 (the “Twenty-third Series Bonds”) issued under the Original Restated Mortgage as supplemented by Officer’s Certificate No. 1-B-1 dated as of December 7, 2020 (“Officer’s Certificate No. 1-B-1”) (as so supplemented by Officer’s Certificate No. 1-B-1, and as the same may from time to time hereafter be amended and supplemented in accordance with its terms, hereinafter referred to as the “Restated Mortgage”), entered into a Thirty-eighth Assignment of Availability Agreement, Consent and Agreement dated as of December 9, 2020 (“Thirty-eighth Assignment of Availability Agreement) (also substantially in the form of this Agreement), to secure the Twenty-third Series Bonds.
C. The Original Availability Agreement has been amended by the First Amendment thereto dated as of June 30, 1977, the Second Amendment thereto dated June 15, 1981, the Third Amendment thereto dated June 28, 1984, and the Fourth Amendment thereto dated as of June 1, 1989 (the Original Availability Agreement, as so amended and as it may be further amended and supplemented, is hereinafter referred to as the “Availability Agreement”).
D. Unit No. 1 and Unit No. 2 of the Project have been designated by the Company and the System Operating Companies as being subject to the Availability Agreement and as being System Energy Generating Units (as defined in the Availability Agreement) thereunder.
E. The Company seeks to refinance part of the capital costs related to the Project heretofore financed and, to that end, the Company has entered into a Loan Agreement, dated as of June 1, 2021 (the “Loan Agreement”) between the Mississippi Business Finance Corporation (the “Issuer”) and the Company, pursuant to which the Issuer proposes to refinance a portion of the cost of acquiring, improving and installing certain air and water pollution control facilities and sewage and waste disposal facilities relating to the Project by the issuance, pursuant to a trust indenture dated as of June 1, 2021 (the “Trust Indenture”) naming The Bank of New York Mellon as Trustee of $83,695,000 aggregate principal amount of the Issuer’s Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021 (the “Bonds”) to various purchasers; and to evidence and secure, in part, the obligation of the Company concerning the payment of the principal, premium and interest on the Bonds, the Company has provided for the issuance of $85,103,000 aggregate principal amount of First Mortgage Bonds, MBFC Series due 2044 (the “Twenty-fourth Series Bonds”) which are equal to the principal amount of the Bonds and seventeen-twenty-fourths (17/24) of the amount of the stated annual interest rate requirement of the Bonds. The Twenty-fourth Series Bonds will mature upon the stated maturity date of the Bonds. The Twenty-fourth Series Bonds are to be issued under and secured pursuant to the Restated Mortgage, including Officer’s Certificate No. 2-B-2 dated as of June 8, 2021 (“Officer’s Certificate No. 2-B-2”), entered pursuant thereto. The Twenty-fourth Series Bonds will be registered in the name of the Trustee as the sole holder of the Twenty-fourth Series Bonds.
F. The Company, by this instrument, wishes to (i) provide for the assignment by the Company to the Trustee for the benefit of the holders of the Bonds and the Mortgage Trustee for the benefit of the Trustee as sole holder of the Twenty-fourth Series Bonds, of certain of the Company’s rights under the Availability Agreement, and (ii) create enforceable rights hereunder in the Trustee and the Mortgage Trustee, all as hereunder set forth.
G. The System Operating Companies are willing to, and by this instrument do, supplement their undertakings under the Availability Agreement in the same manner as in the Assignments of Availability Agreement.
H. All things necessary to make this Assignment the valid, legally binding and enforceable obligation of each of the parties hereto have been done and performed and the execution and performance hereof in all respects have been authorized and approved by all corporate and shareholder action necessary on the part of each thereof.
NOW, THEREFORE, in consideration of the terms and agreements hereinafter set forth, the parties agree with each other as follows:
ARTICLE I.
Security Assignment and Agreement
1.1  Assignment and Creation of Security Interest. As security for (i) the Bonds, (ii) upon the acceleration of the Bonds following an occurrence of an Event of Default, as defined in the Trust Indenture, the Company’s obligation to redeem the Twenty-fourth Series

Bonds, and (iii) the due and punctual payment of any other amounts which may become payable by the Company in connection with the Twenty-fourth Series Bonds and the Bonds, including but not limited to, all fees and costs, expenses and other amounts that may become payable by the Company under the Restated Mortgage and that are a charge on the trust estate thereunder, which is superior to the charge thereon for the benefit of the Twenty-fourth Series Bonds, together in each case, with all costs of collection thereof (all such amounts referred to in the foregoing clauses (i), (ii) and (iii) being hereinafter collectively referred to as “Obligations Secured Hereby”), the Company hereby assigns to the Trustee and the Mortgage Trustee, and creates a security interest in favor of the Trustee, for the benefit of the holders of the Bonds, and the Mortgage Trustee, for the benefit of the Trustee as sole holder of the Twenty-fourth Series Bonds, in all of the Company’s rights to receive all moneys paid or to be paid to the Company pursuant to Section 4 of the Availability Agreement or advances pursuant to Section 2.2(b) hereof, but only to the extent that such payments or advances are attributable to payments or advances with respect to Unit No. 1 or Unit No. 2, and all other claims, rights (but not obligations or duties), powers, privileges, interests and remedies of the Company, whether arising under the Availability Agreement or this Assignment or by statute or in law or in equity or otherwise, resulting from any failure by any System Operating Company to perform its obligations under the Availability Agreement or this Assignment, but only to the extent that such claims, rights, powers, privileges, interests and remedies relate to Unit No. 1 and Unit No. 2, all to the extent, but only to the extent, required for the payment when due and payable of Obligations Secured Hereby, together in each case with full power and authority, in the name of the Trustee, the Mortgage Trustee, or the Company as assignor, or otherwise, to demand payment of, enforce, collect, receive and accept receipt for any and all of the foregoing (the rights, claims, powers, privileges, interests and remedies referred to above being hereinafter sometimes called the “Collateral”).
1.2  Other Agreements.
(a)  The Company has not and will not assign the rights assigned in Section 1.1 as security for any indebtedness other than the Obligations Secured Hereby, except as recited and provided in paragraph (b) of this Section 1.2.
(b)  The Company has secured its Indebtedness for Borrowed Money (as defined below) represented by the Twenty-second Series Bonds and the Twenty-third Series Bonds, as referred to in Whereas Clause B hereof by the Thirty-seventh Assignment of Availability Agreement and the Thirty-eighth Assignment of Availability Agreement, respectively, and shall be entitled to secure the interest and premium, if any, on, and the principal of, other Indebtedness for Borrowed Money of the Company issued by the Company to any person (except Entergy or any affiliate of Entergy) to finance the cost of the Project (including, without limitation, Indebtedness for Borrowed Money outstanding under the Restated Mortgage) or to refund (including any successive refundings) any such Indebtedness for Borrowed Money (including such Indebtedness for Borrowed Money now outstanding) issued for such purpose, the incurrence of which Indebtedness for Borrowed Money is at the time permitted by the Restated Mortgage (herein, together with such Indebtedness for Borrowed Money now outstanding, called “Additional Indebtedness”), by entering into an assignment of availability agreement, consent and agreement including, without limitation, the Thirty-seventh Assignment of Availability Agreement and the Thirty-eighth Assignment of Availability Agreement (each being hereinafter called an “Additional Assignment”) with the holders of such Additional Indebtedness or representatives of or trustees for such holders, or both, as the case may be (herein called an “Additional Assignee”). Each Additional Assignment hereafter entered into shall be substantially in the form of this Assignment, except that there shall be substituted in such Additional Assignment appropriate references to the Additional Indebtedness secured thereby, the applicable Additional Assignee and the agreement or instrument under which such Additional Indebtedness is issued in lieu of the references herein to the Twenty-fourth Series

Bonds, the Mortgage Trustee, the Trustee and the Restated Mortgage, respectively, and such Additional Assignment may contain such other provisions as are not inconsistent with this Assignment and do not adversely affect the rights hereunder of the holders of the Trustee or the Mortgage Trustee.
(c)  Notwithstanding any provision of this Assignment to the contrary, or any priority in time of creation, attachment or perfection of a security interest, pledge or lien by the Trustee or the Mortgage Trustee, or any provision of or filing or recording under the Uniform Commercial Code or any other applicable law of any jurisdiction, the Trustee and the Mortgage Trustee agree that the claims of the Trustee and the Mortgage Trustee hereunder with respect to the Trustee and any security interest, pledge or lien in favor of the Trustee and the Mortgage Trustee now or hereafter existing in and to the Collateral shall rank pari passu with the claims of each Additional Assignee under the corresponding provisions of the Additional Assignment to which it is a party with respect to the Availability Agreement and any security interest, pledge or lien in favor of such Additional Assignee under such Additional Assignment now or hereafter existing in and to the Collateral, irrespective of the time or times at which prior, concurrent or subsequent Additional Assignments are entered into in accordance with Section 1.2(b) hereof.
1.3  Payments to the Trustee and the Mortgage Trustee. The Company agrees that, if and whenever it shall make a demand to a System Operating Company for any payment pursuant to Section 4 of the Availability Agreement or advances pursuant to Section 2.2(b) hereof with respect to Unit No. 1 or Unit No. 2, it will separately identify the respective portions of such payment or advance, if any, required for (i) the payment of Obligations Secured Hereby and (ii) the payment of any other amounts then due and payable in respect of Additional Indebtedness and instruct such System Operating Company (subject to the provisions of Section 1.4 hereof) to pay or cause to be paid the amount so identified as required for the payment of Obligations Secured Hereby directly to the Trustee or, if all amounts owed under the Loan Agreement shall have been paid, to the Mortgage Trustee. Any payments made by any System Operating Company pursuant to Section 4 of the Availability Agreement or advances pursuant to Section 2.2(b) hereof with respect to Unit No. 1 or Unit No. 2 shall, to the extent necessary to satisfy in full the assignment set forth in Section 1.1 of this Assignment and the corresponding assignments set forth in the Additional Assignments, be made pro rata in proportion to the respective amounts secured by, and then due and owing under, such assignments.
1.4  Payments to the Company. Notwithstanding the provisions of Sections 1.1 and 1.3, unless and until the Trustee or the Mortgage Trustee shall have given written notice to the System Operating Companies of the occurrence and continuance of any Event of Default (as defined in the Trust Indenture) or any Event of Default (as defined in the Restated Mortgage), all moneys paid or to be paid to the Company pursuant to Section 4 of the Availability Agreement or advanced pursuant to Section 2.2(b) hereof with respect to Unit No. 1 and Unit No. 2 shall be paid or advanced directly to the Company, and the Company need not separately identify the respective portions of payments or advances as provided in Section 1.3 hereof; provided that notice as to the amount of any such payments or advances shall be given by the Company to the Trustee and the Mortgage Trustee simultaneously with the demand by the Company for any such payments or advances. If the Trustee or the Mortgage Trustee shall have duly notified the System Operating Companies of the occurrence of any such Event of Default, such payments or advances shall be made in the manner and in the amounts specified in Section 1.3 hereof until the Trustee or the Mortgage Trustee shall by further notice to the System Operating Companies give permission that all such payments or advances may be made again to the Company, such permission being subject to revocation by a subsequent notice pursuant to the first sentence of this Section 1.4. The Trustee or the Mortgage Trustee shall give such permission if no such Event of Default continues to exist.

1.5  Definitions. For the purposes of this Assignment, the following terms shall have the following meanings:
(a)  the term “Indebtedness for Borrowed Money” shall mean the principal amount of all indebtedness for borrowed money, secured or unsecured, of the Company then outstanding and shall include, without limitation, the principal amount of all bonds issued by a governmental or industrial development agency or authority in connection with an industrial development revenue bond financing of pollution control facilities constituting part of the Project; and
(b)  the term “Subordinated Indebtedness of the Company” shall mean indebtedness marked on the books of the Company as subordinated and junior in right of payment to the Obligations Secured Hereby (as defined in Section 1.1 hereof) to the extent and in the manner set forth below:
(i)    if there shall occur an Event of Default (used herein as defined in either or both of the Trust Indenture or the Restated Mortgage), then so long as such Event of Default shall be continuing and shall not have been cured or waived, or unless and until all the Obligations Secured Hereby shall have been paid in full in money or money’s worth at the time of receipt, no payment of principal, premium, if any, or interest shall be made upon Subordinated Indebtedness of the Company; and
(ii)  in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then the Obligations Secured Hereby shall first be paid in full in money or money’s worth at the time of receipt, or payment thereof shall have been provided for, before any payment on account of principal, premium, if any, or interest is made upon Subordinated Indebtedness of the Company.
ARTICLE II.
Consent to Assignment by the System Operating
Companies and Other Agreements
2.1  Consent to Assignment by the System Operating Companies.
(a)  Each System Operating Company hereby consents to the assignment under Article I and agrees to make payments or advances to the Trustee and the Mortgage Trustee in the amounts and in the manner specified in Section 1.3 at the Trustee’s or the Mortgage Trustee’s address as set forth in Section 6.1 hereof.
(b)  Subject to the provisions of Section 4 of the Availability Agreement and Section 2.2(g) hereof, each System Operating Company agrees that all payments or advances made to the Trustee, to the Mortgage Trustee or to the Company as contemplated by Sections 1.3 and 1.4 hereof shall be final as between such System Operating Company and the Trustee, the Mortgage Trustee or the Company, as the case may be, and that it will not seek to recover from the Trustee or the Mortgage Trustee for any reason whatsoever any moneys paid or advanced to the Trustee or the Mortgage Trustee by virtue of this Assignment, but the finality of any such payment or advance shall not prevent the recovery of any overpayments or mistaken payments or excess advances or mistaken advances that may be made by such System Operating Company unless an Event of Default under the Trust Indenture or an Event of Default under the Restated Mortgage has occurred and is continuing, in which case any such overpayment or mistaken payment or excess advances or mistaken advances shall not be recoverable but shall constitute Subordinated Indebtedness of the Company to such System Operating Company.
2.2  Other Agreements. Anything in the Availability Agreement to the contrary notwithstanding, it is hereby agreed as follows:
(a)  Regardless of whether any person or persons (other than the System Operating Companies) shall become a Party or Parties (as such terms are defined in the Availability Agreement) to the Availability Agreement, the System Operating Companies shall at all times be obligated to make the payments required pursuant to Section 4 of the Availability Agreement and to make advances pursuant to Section 2.2(b) hereof with respect to Unit No. 1 and Unit No. 2 to the same extent as if the System Operating Companies were the only Parties to the Availability Agreement, except to the extent and only to the extent that such payments or advances are actually made by such person or persons. In the event that any such person shall become a Party to the Availability Agreement, the Company and the System Operating Companies shall cause such person, at the time when such person becomes a Party to the Availability Agreement, to consent by written instrument to the terms and provisions of this Assignment, and thereupon such person shall be bound by all of the terms and provisions of this Assignment (other than the provisions of the preceding sentence) to the same extent as if named a System Operating Company herein. A copy of such written instrument, in form and substance satisfactory to the Trustee and the Mortgage Trustee, shall promptly be delivered to the Trustee and the Mortgage Trustee together with an opinion of counsel to the effect that such instrument complies with the requirements hereof and constitutes a valid, legally binding obligation of such person.
(b)  In the event and to the extent that any action by any governmental regulatory authority, including, without limitation, the Federal Energy Regulatory Commission or any successor thereto, shall have the effect of prohibiting the System Operating Companies from making any payments that would otherwise be required pursuant to Section 4 of the Availability Agreement (as supplemented hereby) with respect to Unit No. 1 and Unit No. 2, the System Operating Companies shall make advances to the Company at the same time, and in the same amounts as such prohibited payments and all such advances shall constitute Subordinated Indebtedness of the Company.
(c)  Each System Operating Company agrees that (i) all Indebtedness for Borrowed Money of the Company to such System Operating Company and all amounts paid by such System Operating Company pursuant to Section 4 of the Availability Agreement or advanced pursuant to Section 2.2(b) hereof shall constitute Subordinated Indebtedness of the Company and (ii) no such Subordinated Indebtedness of the Company shall be transferred or assigned (including by way of security) to any person (other than to a successor of such System Operating Company by way of merger, consolidation or the acquisition by such person of all or substantially all of such System Operating Company’s assets). The Company agrees that it shall duly record all Subordinated Indebtedness of the Company as such on its books.
(d)  No authorization by any governmental regulatory authority being required other than, with respect to the payments pursuant to the provisions of Section 4 of the Availability Agreement, appropriate orders, or the taking of other action, by the Federal Energy Regulatory Commission or any successor thereto as to specific terms and provisions under which power and energy associated therewith available at the Project shall be made available by the Company to the System Operating Companies and pursuant to which the System Operating Companies shall agree to pay the Company for the right to receive such power and the energy associated therewith, each System Operating Company agrees that its duty to make the payments to the Company pursuant to the provisions of Section 4 of the Availability Agreement and the advances pursuant to Section 2.2(b) hereof with respect to Unit No. 1 and Unit No. 2 shall be absolute and unconditional, (a) whether or not such System Operating Company shall have received all authorizations of governmental regulatory authorities necessary at the time to permit such System Operating Company to perform its other duties and obligations hereunder, under the Availability Agreement or under the System Agreement (as defined in the Availability Agreement), (b) whether or not the Company shall have received all authorizations of governmental regulatory authorities necessary at the time to permit the Company to perform its duties and obligations hereunder, under the Availability Agreement or under the System Agreement, (c) whether or not any authorizations referred to in the foregoing clauses (a) and (b) continue, at the time, in effect, (d) whether or not, at any time in question, the Company shall have performed its duties and obligations hereunder, under the Availability Agreement or under the System Agreement, (e) whether or not the System Agreement shall, from time to time, be amended, modified or supplemented or shall be canceled or terminated or such System Operating Company shall have withdrawn therefrom, (f) whether or not the Project shall be maintained in commercial operation, energy from the Project is being produced or delivered or is available (including, without limitation, delivery or availability to such System Operating Company), an abandonment of the Project shall have occurred or the Project shall be in whole or in part destroyed or taken, for any reason whatsoever, (g) whether or not the Company shall be solvent, (h) whether or not the Company or such System Operating Company shall continue to be subsidiary companies of Entergy, (i) whether or not, at any time in question, any event of force majeure has occurred, and (j) whether or not, at any time in question, any other circumstance, happening, condition or event whatsoever, whether or not similar to any of the foregoing, has arisen, occurred or presented itself.
(e)  In the event that Entergy shall cease to own directly or indirectly a majority of the common securities of any System Operating Company, the obligations of such System Operating Company hereunder and under the Availability Agreement shall not be increased by an amendment to or modification of the terms and provisions of the Trust Indenture, the Bonds, the Restated Mortgage, including Officer’s Certificate No. 2-B-2, or the Twenty-fourth Series Bonds unless such System Operating Company shall have consented in writing to such amendment or modification.
(f)  The obligations of each System Operating Company under Section 4 of the Availability Agreement and Section 2.2(b) hereof to make the payments or advances specified therein or herein with respect to Unit No. 1 and Unit No. 2 to the Company shall not be subject to any abatement, reduction, limitation, impairment, termination, setoff, defense, counterclaim or recoupment whatsoever or any right to any thereof (including, but not limited to, abatements, reductions, limitations, impairments, terminations, setoffs, defenses, counterclaims and recoupments for or on account of any past, present or future indebtedness of the Company to such System Operating Company or any claim by such System Operating Company against the Company, whether or not arising hereunder, under the Availability Agreement or under the System Agreement and whether or not arising out of any action or nonaction on the part of the Company or the Trustee or the Mortgage Trustee, including any disposition of the Project or any part thereof pursuant to the Trust Indenture or the Restated Mortgage, requirements of governmental authorities, actions of judicial receivers or trustees or otherwise and whether or not arising from willful or negligent acts or omissions). The foregoing, however, shall not, subject to the provisions of paragraph (c) of this Section 2.2, affect in any other way any rights and remedies of such System Operating Company with respect to any amounts owed to such System Operating Company by the Company or any such claim by such System Operating Company against the Company. The obligations and liabilities of each System Operating Company hereunder or under the Availability Agreement shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the Company or any change, waiver, extension, indulgence or other action or omission in respect of any indebtedness or obligation of the Company or such System Operating Company, whether or not the Company or such System Operating Company shall have had any notice or knowledge of any of the foregoing. Neither failure nor delay by the Company or the Trustee or the Mortgage Trustee to exercise any right or remedy provided herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. Each System Operating Company also hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against such System Operating Company for specific performance of this Assignment or the Availability Agreement by the Company, by the Trustee, by the Mortgage Trustee, or for their benefit by a receiver or trustee appointed for the Company or in respect of all or a substantial part of the Company’s assets under the bankruptcy or insolvency law of any jurisdiction to which the Company is or its assets are subject. Anything in this Section 2.2(f) to the contrary notwithstanding, no System Operating Company shall be precluded from asserting as a defense against any claim made against such System Operating Company upon any of its obligations hereunder and under the Availability Agreement that it has fully performed such obligations in accordance with the terms of this Assignment and the Availability Agreement.
(g)  Each System Operating Company shall, subject to the provisions of Section 2.2(c) hereof, be proportionately subrogated to all rights of the Trustee and the Mortgage Trustee against the Company in respect of any amounts paid or advanced by such System Operating Company pursuant to the provisions of this Assignment and the Availability Agreement and applied to the payment of the Obligations Secured Hereby. The Trustee and the Mortgage Trustee agree that it will not deal with the Company, or any security for the Twenty-fourth Series Bonds in such a manner as to prejudice such rights of any System Operating Company.
ARTICLE III.
Term
This Assignment shall remain in full force and effect until, and shall terminate and be of no further force and effect after, all Obligations Secured Hereby shall have been paid in full in money or money’s worth at the time of receipt; provided that this Assignment shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations Secured Hereby is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company, any System Operating Company or otherwise, all as though such payment had not been made. It is agreed that all the covenants and undertakings on the part of the System Operating Companies and the Company set forth in this Assignment are exclusively for the benefit of, and may be enforced only by, the Trustee, the Mortgage Trustee, or for their benefit by a receiver or trustee for the Company or in respect of all or a substantial part of its assets under the bankruptcy or insolvency law of any jurisdiction to which the Company is or its assets are subject.
ARTICLE IV.
Assignment
Neither this Assignment nor the Availability Agreement nor any interest herein or therein may be assigned, transferred or encumbered by any of the parties hereto or thereto, except transfer or assignment by the Trustee and the Mortgage Trustees to their respective successors in accordance with Article XI of the Trust Indenture and Article Ten of the Restated Mortgage, respectively, except as otherwise provided in Article I hereof and except that
(i)  in the event that any System Operating Company shall consolidate with or merge with or into another corporation or shall transfer to another corporation or other person all or substantially all of its assets, this Assignment and the Availability Agreement shall be transferred by such System Operating Company to and shall be binding upon the corporation resulting from such consolidation or merger or the corporation or other person to which such transfer is made and, as a condition to such consolidation, merger or other transfer, such corporation or other person shall deliver to the Company, the Trustee and the Mortgage Trustee a written assumption, in form and substance satisfactory to the Trustee and the Mortgage Trustee, of such System Operating Company’s obligations and liabilities under this Assignment and the Availability Agreement and an opinion of counsel to the effect that such instrument of transfer complies with the requirements hereof and thereof and constitutes a valid, legally binding and enforceable obligation of such corporation or other person; and
(ii)  in the event that the Company shall consolidate with or merge with or into another corporation or shall transfer to another corporation or other person all or substantially all of its assets, this Assignment and the Availability Agreement shall be transferred by the Company to and shall be binding upon the corporation resulting from such consolidation or merger or the corporation or other person to which such transfer is made and, as a condition to such consolidation, merger or other transfer, such corporation or other person shall deliver to the Trustee and the Mortgage Trustee a written assumption, in form and substance satisfactory to the Trustee and the Mortgage Trustee, of the Company’s obligations and liabilities under this Assignment and the Availability Agreement and an opinion of counsel to the effect that such instrument of transfer complies with the requirements hereof and thereof and constitutes a valid, legally binding and enforceable obligation of such corporation or other person.

ARTICLE V.
Amendments
5.1  Restrictions on Amendments. Neither this Assignment nor the Availability Agreement may be amended, waived, modified, discharged or otherwise changed orally. This Assignment and the Availability Agreement may be amended, waived, modified, discharged or otherwise changed only by a written instrument that has been signed by all the parties hereto, in the case of this Assignment, or by the persons specified in Section 11 of the Availability Agreement, in the case of the Availability Agreement, and that has been approved by the Trustee and the Mortgage Trustee and that has been approved by the holders of a majority in aggregate principal amount of the Bonds outstanding (as defined in the Trust Indenture) at the time of such consent (provided, however, that if the holders of a majority in aggregate principal amount of the Bonds outstanding do not vote, then the Trustee shall act in accordance with what the Trustee reasonably believes will be the vote or consent of the holders of all other first mortgage bonds then outstanding under the Restated Mortgage) or that does not materially adversely affect the rights of the Trustee, the Mortgage Trustee or the holders of the Bonds or that is necessary in order to qualify the Restated Mortgage under the Trust Indenture Act of 1939, as contemplated by Sections 1301 and 1302 of the Restated Mortgage; provided, however, that (i) without the written consent of the holder of all the Bonds affected thereby, no amendment, waiver, modification, discharge or other change in or to this Assignment or the Availability Agreement shall be made that shall change the terms of this Section 5.1 and (ii) no such amendment, waiver, modification, discharge or other change shall be made that shall modify, (a) without the written consent of the Trustee, the rights, duties or immunities or the Trustee, or (b) without the written consent of the Mortgage Trustee, the rights, duties or immunities of the Mortgage Trustee. The

Mortgage Trustee shall, at the request of the Trustee, become a party to any instrument amending, waiving, modifying, discharging or otherwise changing this Agreement.
5.2  The Trustee's and the Mortgage Trustee’s Execution. The Trustee and the Mortgage Trustee shall, at the request of the Company, execute any instrument amending, waiving, modifying, discharging or otherwise changing this Assignment, or any consent to the execution of any instrument amending, waiving, modifying, discharging or otherwise changing the Availability Agreement (a) as to which the Trustee and the Mortgage Trustee shall have received an opinion of counsel to the effect that such instrument has been duly authorized by each person executing the same and is permitted by the provisions of Section 5.1 hereof and that this Assignment, or the Availability Agreement, as the case may be, as amended, waived, modified, discharged or otherwise changed by such instrument, constitutes valid, legally binding and enforceable obligations of the Company and each of the System Operating Companies, and (b) that shall have been executed by the Company and each of the System Operating Companies. The Trustee and the Mortgage Trustee shall be fully protected in relying upon the aforesaid opinion.
ARTICLE VI.
Notices
6.1  Notices, etc., in Writing. All notices, consents, requests and other documents authorized or permitted to be given pursuant to this Assignment shall be given in writing and either personally served on the party to whom (or an officer of a corporate party) it is given or mailed by registered or certified firstclass mail, postage prepaid, addressed as follows:
If to System Energy Resources, Inc., to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to Entergy Arkansas, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to Entergy Louisiana, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to Entergy Mississippi, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to Entergy New Orleans, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113

Attention: Treasurer
If to the Trustee, to:
The Bank of New York Mellon Trust Company, N.A.
4655 Salisbury Road, Suite 300
Jacksonville, Florida 32256
Attention: Cynthia Moore, Vice President
If to the Mortgage Trustee, to:
The Bank of New York Mellon Trust Company, N.A.
4655 Salisbury Road, Suite 300
Jacksonville, Florida 32256
Attention: Cynthia Moore, Vice President
with copies to each other party.
6.2  Delivery, etc. Notices, consents, requests and other documents shall be deemed given or served or submitted when delivered or, if mailed as provided in Section 6.1 hereof, on the third day after the day of mailing. A party may change its address for the receipt of notices, consents, requests and other documents at any time by giving notice thereof to the other parties. Any notice, consent, request or other document given hereunder may be signed on behalf of any party by any duly authorized representative of that party.
The Trustee and the Mortgage Trustee agree to accept and act upon instructions or directions pursuant to this Assignment sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If any party elects to give the Trustee or the Mortgage Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Mortgage Trustee, in either case, in its discretion, elects to act upon such instructions, in the absence of gross negligence or willful misconduct, the Trustee’s or the Mortgage Trustee’s, as applicable, understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Mortgage Trustee shall be liable for any losses, costs or expenses arising directly or indirectly from its respective reliance upon and compliance with such instructions notwithstanding should such instructions conflict or be inconsistent with a subsequent written instruction. Each party agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Mortgage Trustee, including without limitation the risk of either the Trustee or the Mortgage Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
ARTICLE VII.
Enforcement
7.1  Trust Indenture and Mortgage Terms and Conditions. The Trustee and the Mortgage Trustee enter into and accept this Assignment upon the terms and conditions set forth in Article XI of the Trust Indenture and Article Ten of the Restated Mortgage, respectively, with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Mortgage Trustee in respect of this Assignment and the trusts hereunder and in respect of any action taken, suffered or omitted to be taken by the Trustee or the Mortgage Trustee hereunder. Without limiting the generality of the foregoing, the Trustee and the Mortgage Trustee assume no responsibility as to the validity or enforceability hereof or for the correctness of the recitals of fact contained herein or in the Availability Agreement, which shall be taken as the statements, representations and warranties of the Company and the System Operating Companies.
7.2  Enforcement Action. At any time the Trustee upon the request of the holder or holders of not less than 25% of matured (whether by stated maturity, acceleration or otherwise) Bonds that have not been paid may proceed, either in its own name and as Trustee or otherwise, to protect and enforce the rights of the Trustee and those of the Company under this Assignment and the Availability Agreement by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained herein or in the Availability Agreement or otherwise, and whether or not the Company shall have complied with any of the provisions hereof or thereof or proceeded to take any action authorized or permitted under applicable law; provided that the Trustee shall take no such action until 60 days after receipt of such request during which time such default in payment shall not have been cured nor shall an inconsistent direction have been given to the Trustee by a majority of the holders of the unpaid Bonds. Each and every remedy of the Trustee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Trust Indenture or now or hereafter existing at law or in equity or by statute. No holder of a Bond shall have any right directly to enforce the security interests granted by this Assignment. The Mortgage Trustee, upon receiving notice from the Trustee that the Trustee does not intend to take the action contemplated by this Section 7.2, may proceed in its own name to protect the Mortgage Trustee’s rights and those of the Company under this Assignment by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Assignment or otherwise, and whether or not the Company shall have complied with any of the provisions hereof or proceeded to take any action authorized or permitted under applicable law.
7.3  Attorney-in-Fact. The Company hereby constitutes the Trustee and the Mortgage Trustee, with the authority to act without the other, its true and lawful attorney, irrevocably, with full power (in such attorney’s name or otherwise), at any time when an Event of Default under the Trust Indenture or an Event of Default under the Restated Mortgage has occurred and is continuing, to enforce any of the obligations contained herein or in the Availability Agreement or to take any action or institute any proceedings that to the Trustee or the Mortgage Trustee may seem necessary or advisable in the premises.
ARTICLE VIII.
Severability
If any provision or provisions of this Assignment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
ARTICLE IX.
Governing Law
This Assignment and, so long as this Assignment shall be in effect, the Availability Agreement shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE X.
Succession
Subject to Article IV hereof, this Assignment and the Availability Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment hereof, or of the Availability Agreement, or of any right to any funds due or to become due under this Assignment or the Availability Agreement shall in any event relieve the Company or any System Operating Company of their respective obligations hereunder.
ARTICLE XI.
Waiver of Jury Trial
        EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE AVAILABILITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-ninth Assignment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
ENTERGY ARKANSAS, LLC
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, LLC
ENTERGY NEW ORLEANS, LLC
SYSTEM ENERGY RESOURCES, INC.
By: /s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON,
as Trustee
By: /s/ Rick Fierro
Name: Rick Fierro
Title: Vice President
THE BANK OF NEW YORK MELLON,
as Mortgage Trustee
By: /s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

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